As filed with the Securities and Exchange Commission on March 1, 2019.

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOTHEBY’S

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	38-2478409 (I.R.S. Employer Identification No.)

1334 York Avenue New York, New York (Address of Principal Executive Offices)	10021 (Zip Code)

SOTHEBY’S 2018 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

David G. Schwartz

Senior Vice President, Chief Securities Counsel and Corporate Secretary

Sotheby’s

1334 York Avenue

New York, New York 10021

(Name and Address of Agent for Service)

(212) 606-7000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David M. Eaton

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street, N.E.

Atlanta, Georgia 30309-4530

(404) 815-6051

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	6,000,000 shares	$41.535	$249,200,000	$30,205

(1)	Pursuant to Rule 416(b), the number of shares of Common Stock being registered shall be adjusted to include any additional securities that may become issuable in connection with, or as a result of, stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $41.535 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 25, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant files this Registration Statement on Form S-8 in connection with the Sotheby’s 2018 Equity Incentive Plan (the “Plan”). The documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 28, 2019;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referenced in Item 3(a) above, including the Registrant’s Current Report on Form 8-K filed with the Commission on February 14, 2019;

(c) The description of the Registrant’s Common Stock, Par Value $0.01 Per Share, set forth in Item 1 of Post-Effective Amendment No. 1, filed on November 21, 2006, to the Registrant’s Registration Statement on Form 8-A, and any amendment or report filed for the purpose of updating such description; and

(d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or

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is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

None.

ITEM 6.	Indemnification of Directors and Officers.

The Registrant is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145(a) of the DGCL provides that a corporation may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Section 145(b) of the DGCL provides that a corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Pursuant to Section 145(c) of the DGCL, where a present or former officer or director of the corporation is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred. Section 145(g) of the DGCL authorizes a corporation to purchase and provide liability insurance for directors and officers for certain losses

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arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

The Registrant’s Certificate of Incorporation (the “Charter”) provides that no director of the Registrant shall be personally liable for monetary damages to the Registrant or its stockholders for violations of the director’s fiduciary duties, except to the extent that a director’s liability may not be limited under the DGCL and other applicable law, including the limitations of Section 102(b)(7) of the DGCL discussed above. To the fullest extent permitted by the DGCL and applicable law, the Charter and the Registrant’s By-Laws (the “By-Laws”) require the Registrant to indemnify any person who is a party or threatened to be made a party or is otherwise involved in in any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant, or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred. The Charter and the By-Laws allow, but do not require, the Registrant to indemnify any employee or agent of the Registrant on the terms described in the preceding sentence, but only to the extent authorized by the Board of Directors of the Registrant (under the Charter), or by the Board or the Chief Executive Office of the Registration (under the By-Laws). Additionally, the Charter and the By-Laws allow the Registrant to provide for different (including greater) indemnification pursuant to separate agreements with individuals.

The indemnification rights provided in the By-Laws are contract rights of each indemnified person that vest at the time of the indemnified person’s service in one of the stated capacities and continue after the person’s service ends. The Registrant, its Board of Directors and its stockholders may not terminate these rights with respect to a person’s service prior to the date of such termination. The Registrant has confirmed the foregoing in indemnity agreements with each of its directors.

The Charter and By-Laws restrict the Registrant’s ability to change or repeal the indemnification obligations that they provide. No amendment or repeal of the Charter may adversely affect the indemnification rights or protections provided by the Charter. Any amendment of the By-Laws that in any way diminishes or limits any right of indemnification shall be prospective only and shall not adversely affect any indemnification right as to any actual or alleged act or omission previously existing.

The By-Laws contain procedures for individuals to obtain indemnification from the Registrant. In addition, the Charter and By-Laws provide that the corporation may purchase and maintain liability insurance for any person who is or was a director, officer, employee or agent of the Registrant, or who is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against any liability from claims or charges made against such a person while acting in his, her or its capacity as a director, officer, employee or agent of the Registrant. The Registrant maintains directors’ and officers’ liability insurance that, under certain circumstances, would cover alleged violations of the DGCL.

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ITEM 7.	Exemption From Registration Claimed.

Not applicable.

ITEM 8.	Exhibits.

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

5.1	Opinion of Counsel to Registrant

23.1	Consent of Counsel to Registrant (included in Exhibit 5.1)

23.2	Consent of independent registered public accounting firm

24.1	Power of Attorney (included with signature page)

99.1	Sotheby’s 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement of the Registrant filed with the Commission on March 22, 2018)

ITEM 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

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Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th of February, 2019.

SOTHEBY’S

By:	/s/Thomas S. Smith, Jr.
Thomas S. Smith, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Thomas S. Smith, Jr., Jonathan A. Olsoff and David G. Schwartz, and each of them severally, with full power of substitution and resubstitution, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act or to Instruction E to Form S-8, in each case which relates to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 27, 2019.

/s/Jessica M. Bibliowicz	Director
Jessica M. Bibliowicz

/s/ Linus W. L. Cheung	Director
Linus W. L. Cheung
S-1

/s/Kevin C. Conroy	Director
Kevin C. Conroy

/s/Domenico De Sole	Chairman of the Board
Domenico De Sole

/s/The Duke of Devonshire	Deputy Chairman of the Board
The Duke of Devonshire

/s/Daniel S. Loeb	Director
Daniel S. Loeb

/s/Marsha E. Simms	Director
Marsha E. Simms

/s/Thomas S. Smith, Jr.	President, Chief Executive Officer and
Thomas S. Smith, Jr.	Director (principal executive officer)

/s/Diana L. Taylor	Director
Diana L. Taylor

/s/Dennis M. Weibling	Director
Dennis M. Weibling

/s/Harry J. Wilson	Director
Harry J. Wilson

/s/Michael Goss	Executive Vice President and Chief
Michael Goss	Financial Officer (principal financial officer)
S-2

/s/Kevin M. Delaney	Senior Vice President, Controller and Chief
Kevin M. Delaney	Accounting Officer (principal accounting officer)
S-3

INDEX TO EXHIBITS FILED HEREWITH

Exhibit Number	Description

5.1	Opinion of Counsel to Registrant

23.1	Consent of Counsel to Registrant (included in Exhibit 5.1)

23.2	Consent of independent registered public accounting firm

24.1	Power of Attorney (included with signature page)